                                                                            5(e)

                          INVESTMENT ADVISORY AGREEMENT

                                  May __, 1999

Warburg, Pincus Asset Management, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Dear Sirs:

               Warburg, Pincus Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts, is an open-end, management investment company that currently offers six portfolios, one of which is the Emerging Growth Portfolio (the "Portfolio"). The Trust on behalf of the Portfolio herewith confirms its agreement with Warburg, Pincus Asset Management, Inc. (the "Adviser") as follows:

               1.     Investment Description; Appointment

               The Trust desires to employ the capital of the Portfolio by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Declaration of Trust, as may be amended from time to time, and in its Prospectus and Statement of Additional Information relating to the Portfolio as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's Prospectus and Statement of Additional Information relating to the Portfolio and Declaration of Trust, as each may be amended from time to time, have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to the Portfolio. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

               2.     Services as Investment Adviser

               Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will (a) act in strict conformity with the Trust's Declaration of Trust, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Portfolio in accordance with the Portfolio's investment objective and policies as stated in the Trust's Prospectus and Statement of Additional Information relating to the Portfolio as from time to time in effect, (c) make investment decisions for the Portfolio, (d) place purchase and sale orders for securities on behalf of the Portfolio and (e) calculate and monitor the Portfolio's asset diversification each calendar quarter so that on the last day of each calendar quarter the Portfolio will be in compliance with diversification requirements of Section 817(h) of the Internal




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Revenue Code of 1986, as the same may be amended from time to time, and regulations thereunder. In providing those services, the Adviser will provide investment research and supervision of the Portfolio's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Portfolio's assets. In addition, the Adviser will furnish the Trust with whatever statistical information the Trust may reasonably request with respect to the securities that the Portfolio may hold or contemplate purchasing.

               3.     Brokerage

               In executing transactions for the Portfolio and selecting brokers or dealers, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Portfolio and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

               4.     Information Provided to the Trust

               The Adviser will keep the Trust informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Trust from time to time with whatever information the Adviser believes is appropriate for this purpose.

               5.     Standard of Care

               The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or the Portfolio or to shareholders of the Trust or the Portfolio to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.



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

               6.     Limitation of Liability

               The Trust and the Adviser agree that the obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Portfolio, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Portfolio as provided in the Declaration of Trust. No series of the Trust, including the Portfolio, will be liable for any claims against any other series.

               7.     Compensation

               In consideration of the services rendered pursuant to this Agreement, the Portfolio will pay the Adviser an annual fee calculated at an annual rate of .90% of the Portfolio's average daily net assets. The fee for the period from the date the Trust's initial registration statement relating to the Portfolio is declared effective by the Securities and Exchange Commission to the end of the year during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full yearly period. Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus or Statement of Additional Information relating to the Portfolio as from time to time in effect.

               8.     Expenses

               The Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser or any of its affiliates; fees of any pricing service employed to value shares of the Portfolio; Securities and Exchange Commission fees and state Blue Sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Portfolio's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Portfolio's



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

existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Portfolio and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

               The Portfolio will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Portfolio is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

               9.     Services to Other Companies or Accounts

               The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and the Trust has no objection to the Adviser so acting, provided that whenever the Portfolio and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. In addition, the Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

               10.    Term of Agreement

               This Agreement shall continue until April 17, 2000 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the Investment Company Act of 1940) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Portfolio's shares, or upon 90 days' written notice, by the Adviser. This


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Agreement will also terminate automatically in the event of its assignment (as defined in said Act).

               11.    Representation by the Trust

               The Trust represents that a copy of its Declaration of Trust, dated March 15, 1995, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts.

               12.    Miscellaneous

               The Trust recognizes that directors, officers and employees of the Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "Warburg, Pincus" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of the Portfolio's shares, the Trust agrees that, at the Adviser's request, the Trust's license to use the words "Warburg, Pincus" will terminate and that the Trust will take all necessary action to change the name of the Trust and the Portfolio to names not including the words "Warburg, Pincus."

               Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                       Very truly yours,

                                       WARBURG, PINCUS TRUST

                                       By:
                                          ------------------------
                                          Name:
                                          Title:

Accepted:

WARBURG, PINCUS ASSET MANAGEMENT, INC.

By:
   ----------------------------
   Name:
   Title:




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


                          INVESTMENT ADVISORY AGREEMENT

                                  ____ __, 1999

______________ Asset Management, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Dear Sirs:

               Warburg, Pincus Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, is an open-end, management investment company that currently offers six portfolios, one of which is the Emerging Growth Portfolio (the "Portfolio"). The Trust on behalf of the Portfolio herewith confirms its agreement with [___________________] Asset Management, Inc. (the "Adviser") as follows:

        1.     Investment Description; Appointment

               The Trust desires to employ the capital of the Portfolio by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Declaration of Trust, as may be amended from time to time, and in the Trust's Prospectus and Statement of Additional Information relating to the Portfolio as from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's Prospectus and SAI relating to the Portfolio have been or will be submitted to the Adviser. The Trust desires to employ and hereby appoints the Adviser to act as investment adviser to the Portfolio. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

        2.     Services as Investment Adviser

               Subject to the supervision and direction of the Board of Trustees of the Trust, the Adviser will (a) act in strict conformity with the Trust's Agreement and Declaration of Trust, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Portfolio's assets in accordance with the Portfolio's investment objective and policies as stated in the Trust's Prospectus and SAI relating to the Portfolio, (c) make investment decisions for the Portfolio, (d) place purchase and sale orders for securities on behalf of the Portfolio, (e) exercise voting rights in respect of portfolio securities and other investments for the Portfolio, and (f) monitor and evaluate the services provided by the Portfolio's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement(s). In providing those services, the

Adviser will provide investment research and supervision of the Portfolio's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Portfolio's assets. In addition, the Adviser will furnish the Trust with whatever statistical information the Trust may reasonably request with respect to the securities that the Portfolio may hold or contemplate purchasing.

        Subject to the approval of the Board of Trustees of the Trust and where required, the Portfolio's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Portfolio and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b), (c), (d) and (e) above. In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing the Trust with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreements or arranging for a successor investment sub-adviser(s) to provide such services on terms and conditions acceptable to the Trust and the Trust's Board of Trustees and subject to the requirements of the 1940 Act.

        3.     Brokerage

               In executing transactions for the Portfolio, selecting brokers or dealers and negotiating any brokerage commission rates, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Portfolio and/or other accounts over which the Adviser or an affiliate exercises investment discretion.

        4.     Information Provided to the Trust

               The Adviser will keep the Trust informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Trust from time to time with whatever information the Adviser believes is appropriate for this purpose.



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        5.     Standard of Care

               The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or the Portfolio or to shareholders of the Trust or the Portfolio to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

        6.     Compensation

               In consideration of the services rendered pursuant to this Agreement, the Portfolio will pay the Adviser an annual fee calculated at an annual rate of .90% of the Portfolio's average daily net assets. The fee for the period from the date of this Agreement to the end of the year shall be prorated according to the proportion that such period bears to the full yearly period. Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus or SAI relating to the Portfolio.

        7.     Expenses

               The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the fees payable to any investment sub-adviser engaged pursuant to paragraph 2 of this Agreement. The Portfolio will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser, any sub-adviser or any of their affiliates; fees of any pricing service employed to value shares of the Portfolio; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Portfolio's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Portfolio's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to


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

existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Trust and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

               The Trust will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Portfolio is a party and of indemnifying officers and Trustees of the Trust with respect to such litigation and other expenses as determined by the Trustees.

        8.     Services to Other Companies or Accounts

               The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and the Trust has no objection to the Adviser so acting, provided that whenever the Portfolio and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. In addition, the Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the adviser to perform its services under this Agreement.

        9.     Term of Agreement

               This Agreement shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or by vote of holders of a majority of the Portfolio's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).



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        10.    Representation by the Trust

               The Trust represents that a copy of its Agreement and Declaration of Trust, dated March 15, 1995, together with all amendments thereto, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts.

        11.    Limitation of Liability

               It is expressly agreed that this Agreement was executed by or on behalf of the Trust and not by the Trustees of the Trust or its officers individually, and the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust individually, but bind only the assets and property of the Portfolio, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the sole shareholder of the Portfolio and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Portfolio as provided in its Declaration of Trust.

        12.    Miscellaneous

               The Trust recognizes that directors, officers and employees of the Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "Warburg", "Warburg Pincus", "CS", "CSAM", "Credit Suisse" or "Credit Suisse Warburg Pincus" as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of the Portfolio's shares, the Trust agrees that, at the Adviser's request, the Trust's license to use the words "Warburg" , "Warburg Pincus" "CS", "CSAM", "Credit Suisse" or "Credit Suisse Warburg Pincus" will terminate and that the Trust will take all necessary action to change the name of the Trust and the Portfolio to names not including the words "Warburg", "Warburg Pincus", "CS", "CSAM", "Credit Suisse" or "Credit Suisse Warburg Pincus".



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

               Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                                   Very truly yours,

                                                   WARBURG, PINCUS TRUST

                                                   By:
                                                       -------------------------
                                                        Name:
                                                              ------------------
                                                        Title:
                                                               -----------------

Accepted:

[__________________] ASSET MANAGEMENT, INC.

By:
    ------------------------
     Name:
           -----------------
     Title:
            ----------------



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